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                                                           Exhibit 23

                       CONSENT OF INDEPENDENT AUDITORS

Securities and Exchange Commission
Washington, D. C.

We hereby consent to the inclusion in this Annual Report on Form 10-K of our report dated January 11, 2002, on our audit of the consolidated financial statements of Citizens Financial Corp. as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, appearing in
Part II, Item 8 of the 2001 Form 10-K of Citizens Financial Corp.

                                       ARNETT & FOSTER, P.L.L.C.

Charleston, West Virginia
March 19, 2002